ADMINISTRATION AGREEMENT

     AGREEMENT dated as of November l, 1999 by and between SAMCO FUNDS, INC., a Maryland corporation (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company ("Investors Bank").

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on APPENDIX A hereto;

     WHEREAS, the Fund offers shares of common stock, par value $.001 per share, which have been registered under the Securities Act of 1933, as amended;

     WHEREAS, the Fund desires to retain Investors Bank to render certain administrative services, including supervision of certain third party vendors to the Fund and Investors Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the above premises and of other good and valuable consideration the parties hereto, intending to be legally bound hereby, agree as follows:

1. APPOINTMENT OF ADMINISTRATOR. The Fund hereby appoints Investors Bank to act as administrator to the Fund for the period and on the terms set forth in this Agreement. Investors Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2. DUTIES OF ADMINISTRATOR. Subject to the supervision and direction of the Board of Directors of the Fund, Investors Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in APPENDIX B hereto. Investors Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such APPENDIX B executed by both parties. At such time, the fee schedule included in APPENDIX C hereto shall be appropriately amended.

     In performing all services under this Agreement, Investors Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, Investors Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments. Investors Bank will perform all of its obligations under this Agreement in accordance with applicable law, including without limitation laws against discrimination.

3.   DUTIES OF THE FUND

     A. The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable Investors Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

     B. The Fund will deliver to Investors Bank copies of each of the following documents and will deliver to Investors Bank all future amendments and supplements, if any:

     (1) A certified copy of the Articles of Incorporation of the Fund as amended and currently in effect;

     (2) A copy of the Fund's By-Laws as amended and currently in effect, certified by the Secretary of the Fund;

     (3) A copy of the resolution of the Fund's Board of Directors authorizing this Agreement, certified by the Secretary of the Fund;

     (4) The Fund's registration statement on Form N-1A as filed with, and declared effective by, the U.S. Securities and Exchange Commission ("SEC"), and all amendments thereto;

     (5) Each resolution of the Board of Directors of the Fund authorizing the original issue of its shares, certified by the Secretary of the Fund;

     (6) Copies of the resolutions of the Fund's Board of Directors authorizing:
     (i) certain officers and employees of Investors Bank to give instructions to the Fund's custodian and transfer agent as required by agreements with such parties, and (ii) certain officers and employees of Investors Bank to sign checks and pay expenses on behalf of the Fund, certified by the Secretary of the Fund;

     (7) A copy of the current Investment Advisory Agreement between the Fund and Seix Investment Advisors, Inc.;

     (8) A copy of the Custodian Agreement and Transfer Agency Agreement relating to the Fund; and

     (9) Such other certificates, documents or opinions which Investors Bank may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

     C. The Fund will cooperate in providing Investors Bank with all information reasonably necessary to permit Investors Bank to perform its duties hereunder.

     D. The Fund certifies to Investors Bank that, as of the close of business on the date of this Agreement, it has authorized capitalization of 2,500,000,000 shares of its common stock, $.001 par value (the "Shares"), and agrees that Investors Bank will be promptly notified from time to time when the Fund takes corporate action to increase the number of authorized shares, including restoring redeemed shares held in its treasury to the status of authorized and unissued shares.

4.   SERVICES TO BE OBTAINED INDEPENDENTLY BY THE FUND

     The Fund shall, at its own expense, provide for any of its own:

     A. Organizational expenses;

     B. Services of an independent accountant;

     C. Services of outside legal counsel (including such counsel's review of the Fund's registration statement, proxy materials and other reports and materials prepared by Investors Bank under this Agreement);

     D. Services contracted for by the Fund directly from parties other than Investors Bank acting as administrator (or subcontracted for by Investors Bank on behalf of the Fund, subject to review and approval by the Fund's executive officers or Board of Directors);

     E. Trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for its investment portfolio;

     F. Investment advisory services;

     G. Taxes, insurance premiums and other fees and expenses applicable to its operation;

     H. Costs incidental to any meeting of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and costs incidental to the preparation, printing and mailing of any proxy materials;

     I. Cost incidental to Directors' meetings, including fees and expenses of Directors;

     J. The salary and expenses of any officer or employee of the Fund who is not also an officer or employee of Investors Bank;

     K. Custodian and depository banks, and all services related thereto;

     L. Costs incidental to the preparation, printing and distribution of its registration statement and any amendments thereto, and shareholder reports, including printing setup, printing and mailing costs;

     M. All registration fees and filing fees required under the securities laws of the United States and state regulatory authorities;

     N. Fidelity bond and director's and officers' liability insurance;

     O. Record retention costs of third parties;

     P. Distribution fees pursuant to any distribution plan, if and when adopted pursuant to Rule 12b-1 under the 1940 Act; and

     Q. Litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

5. Price and Charges

        (a) For the services to be rendered and the facilities to be furnished by Investors Bank, as provided for in this Agreement, the Fund will compensate Investors Bank in accordance with the fee schedule attached as Appendix C hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of Investors Bank for which Investors Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse Investors Bank.

        (b) Investors Bank shall not be required to pay any expenses incurred by the Fund.

6. Limitation of Liability and Indemnification

     A. Investors Bank shall provide its services in a professional manner customarily provided by leading mutual fund administration companies. Investors Bank shall be responsible for the performance of only such duties as are set forth or contemplated herein or contained in instructions given to it by the Fund which are not contrary to this Agreement. Investors Bank shall have no liability for any loss or damage resulting from the performance or non-performance of its duties hereunder unless caused by or resulting from the gross negligence, bad faith or willful misconduct of Investors Bank, its officers or employees or the violation by any of such persons of this Agreement. In no event, however, shall Investors Bank be liable for any consequential damages including, without limitation, any taxes, penalties, litigation expenses or other loss or damage resulting from the failure by other persons providing services to the Fund to conform to applicable legal or regulatory requirements, or to the Fund's investment policies and restrictions as set forth in its registration statement, notwithstanding that Investors Bank, in the course of carrying out its monitoring duties hereunder, failed to discover such failure.

     B. The Fund shall indemnify and hold Investors Bank harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit in connection with any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been executed by a duly authorized officer of the Fund, provided that this indemnification shall not apply to actions or omissions of Investors Bank, its officers or employees in cases of its or their own gross negligence or misconduct or the violation by any of such persons of this Agreement.

     C. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above, and if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any such suit and retain such counsel, Investors Bank or any of its affiliated persons, named as defendant or defendants in the suit, may retain additional counsel at its or their own expense, except that, if the Fund shall have specifically authorized the retaining of such counsel, then the reasonable expenses for such counsel shall be reimbursed by the Fund.

     D. At any time Investors Bank may apply to any executive officer of the Fund or executive officer of the Fund's investment adviser for instructions, and may consult with legal counsel for the Fund, if consented to by an executive officer of the Fund at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by Investors Bank under this Agreement and Investors Bank shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. Investors Bank shall be protected and indemnified in acting upon any paper or document of the Fund reasonably believed by it to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any representative of the Fund, until receipt of written notice thereof from the Fund, unless an officer of Investors Bank shall have actual knowledge of such change. Investors Bank shall also be protected and indemnified, except where a stop order is in effect, in recognizing transfer documents which Investors Bank reasonably believes to bear the proper manual or facsimile signature of the officers of the Fund, and the proper counter-signatures of any present or former transfer agent.

7. Confidentiality

     Investors Bank agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities hereunder, except (i) after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld, when requested to divulge such information by duly constituted authorities and may not be withheld where Investors Bank may be exposed to civil or criminal contempt proceedings for failure to comply, and Investors Bank shall disclose all such records and information to the investment adviser to the Fund when so requested by the adviser or the Fund.

8. Compliance With Governmental Rules and Regulations

     The Fund assumes full responsibility for complying with all applicable requirements of the Securities Act of 1933, the 1940 Act and the Securities Exchange Act of 1934, all as amended, and any laws, rules and regulations of governmental authorities having jurisdiction, except to the extent that Investors Bank specifically assumes any such obligations under the terms of this Agreement.

     Investors Bank shall maintain and preserve for the period prescribed, such records relating to the services to be performed by Investors Bank under this Agreement as are required pursuant to the 1940 Act and the Securities Exchange Act of 1934, all as amended, and the rules and regulations thereunder. All such records shall at all times remain the respective properties of the Fund, shall be readily accessible during normal business hours and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. Records shall be surrendered in usable machine readable form.

9. Status of Investors Bank

     Investors Bank shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     Nothing herein shall be deemed to limit or restrict Investors Bank's right or that of any of its affiliates or employees, to engage in any other business or to devote time and attention to the administration or other related aspects of any other registered investment company or to render services of any kind to any other corporation, firm, individual or association.

10. Printed Matter Concerning the Fund or Investors Bank

     Neither the Fund nor Investors Bank shall publish and circulate any printed matter which contains any reference to the other party without its prior written approval, excepting such printed matter as refers in accurate terms to Investors Bank's appointment under this Agreement and/or any other agreement between the Fund and Investors Bank, and excepting as may be required by applicable laws or regulations.

11. Term, Amendment and Termination

     This Agreement may be modified or amended, from time to time, by mutual agreement between the parties hereto. This Agreement shall remain in effect from the date hereof, and shall expire on November 3, 2002. After the expiration date, this Agreement shall automatically be renewed annually thereafter, and may be terminated thereafter, by either party on 120 days' prior written notice. Upon termination of the Agreement, the Fund shall pay to Investors Bank such compensation as may be due under the terms hereof on the date of such termination.

12. Default

     Should either party materially breach, materially neglect or materially fail, in whole or in part, to perform its duties and/or observe its obligations hereunder (a "Default"), that party shall be in Default hereunder (the
"Defaulting Party"). The other party hereto may give written notice to the Defaulting Party, and if such Default fails to be remedied within sixty (60) days after receipt of such written notice, then the party giving such notice may terminate this Agreement by thirty (30) days' written notice of such termination to the Defaulting Party. Such termination shall not affect any rights or obligations of either party arising from, or relating to, such Default under the terms hereof.

     The provisions of this Section 12 shall not limit either party's termination rights under Section 11 of this Agreement. The provisions of Section 11 and this Section 12 shall govern the method of termination of this Agreement, but shall not limit any other rights or remedies of either party in the event of any breach of this Agreement by the other party.

13. Notices

     Any notice or other communication authorized or required hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed to the Fund at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07675 Attention: Peter Bourke; and to Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, Attention: Carol Lowd, Senior Director, Client Management, with a copy to Investors Capital Services, Inc., 600 Fifth Avenue, 26th Floor, New York, New York 10020, Attention: William Vastardis. Either party may designate a different address by notice to the other party. Any such notice or other communication shall be deemed given when actually received.

14. Non-Assignability

     This Agreement shall not be assigned by either of the parties hereto without the prior consent in writing of the other party. Any purported assignment in violation of this Agreement shall be void and of no effect.

15. Successors

     This Agreement shall be binding on and shall inure to the benefit of the Fund and Investors Bank, and their respective successors and permitted assigns.

16. Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.


                                       SAMCO FUNDS, INC.


                                       By: /s/
                                       Name:
                                       Title:



                                       INVESTORS BANK & TRUST COMPANY


                                       By: /s/
                                       Name:
                                       Title:

                                   Appendix A


                     SAMCO Aggregate Fixed Income Portfolio
                   SAMCO Intermediate Fixed Income Portfolio

                                                                NOVEMBER 1, 1999
APPENDIX B
                             INVESTORS BANK & TRUST
                      SUMMARY OF ADMINISTRATION FUNCTIONS
                                  SAMCO FUNDS


FUNCTION                           INVESTORS BANK & TRUST               SEIX INVESTMENT MANAGEMENT              SUGGESTED FUND
                                                                                                                AUDITOR OR COUNSEL
----------------------------------------------------------------------------------------------------------------------------------
MANAGEMENT REPORTING
& TREASURY ADMINISTRATION

Monitor portfolio compliance       Perform tests of certain specific    Continuously monitor portfolio          A/C - Provide
in accordance with the current     portfolio activity designed from     activity and Fund operations in         consultation
Prospectus and SAI.                provisions of the Fund's Prospectus  conjunction with 1940 Act,              as needed on
                                   and SAI.  Follow-up on potential     Prospectus, SAI and any other           compliance issues.
                                   violations.                          applicable laws and regulations.
                                                                        Monitor testing results and
                                                                        approve resolution of
                                                                        compliance issues.

FREQUENCY:  DAILY

Provide compliance                Provide a report                      Review report.                          A/C - Provide
summary package.                  of compliance                                                                 consultation as
FREQUENCY:  MONTHLY               testing results.                                                              needed.

Perform asset                     Perform asset diversification         Continuously monitor portfolio          A - Provide
diversification testing           tests at each tax                     activity in conjunction with            consultation as
to establish qualification        quarter end.                          IRS requirements.  Review                needed in
as a RIC.                         Follow-up on issues.                  test results and take any               establishing
                                                                        necessary action.  Approve              positions to be
                                                                        tax positions taken.                    taken in tax
                                                                                                                treatment of
                                                                                                                particular issues.
                                                                                                                Review quarter end
                                                                                                                tests on a current
                                                                                                                basis.

FREQUENCY:  QUARTERLY

                                       1

                                                                                  NOVEMBER 1, 1999
FUNCTION                           INVESTORS BANK & TRUST               SEIX INVESTMENT MANAGEMENT              SUGGESTED FUND
                                                                                                                AUDITOR OR COUNSEL
----------------------------------------------------------------------------------------------------------------------------------

Perform qualifying income          Perform qualifying income testing    Continuously monitor portfolio          A-Consult as needed
testing to establish               on book basis income, unless         activity in conjunction                 on tax accounting
qualification as a RIC.            ( material differences are           with IRS requirements.                  positions to be
                                   anticipated) on quarterly            Review test results and                 taken. Review in
                                   basis and as may otherwise           take any necessary action.              conjunction with
                                   be necessary.                        Approve tax positions taken.            year-end audit.
                                   Follow-up on issues.

Frequency:  Quarterly
-------------------------
MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
(CONT.)
-------------------------
Calculate total return             Provide total return                 Review total return information.
information on Funds as            calculations for fund
defined in the current             and appropriate
Prospectus and SAI.                benchmark index.

FREQUENCY:  MONTHLY

Prepare the Fund's annual          Prepare preliminary expense          Provide asset level projections.
expense budget.  Establish         budget.  Notify fund                 Approve expense budget.
daily accruals.                    accounting of new accrual rates.

Frequency:  Annually

Monitor the Fund's                 Monitor actual expenses              Provide asset level projections         C/A - Provide
expense budget.                    updating budgets/ expense            quarterly.  Provide vendor              consultation as
                                   accruals.                            information as necessary.               requested.
                                                                        Review expense analysis and
                                                                        approve budget revisions.
FREQUENCY:  QUARTERLY

Receive and coordinate             Propose allocations of               Authorize invoices when appropriate.
payment of fund expenses.          invoice among Funds and              Send invoices to IBT
                                   obtain authorized approval           in a timely manner.
                                   to process payment.

FREQUENCY:  AS OFTEN AS
NECESSARY

                                       2

                                                                                 NOVEMBER 1, 1999
FUNCTION                           INVESTORS BANK & TRUST               SEIX INVESTMENT MANAGEMENT              SUGGESTED FUND
                                                                                                                AUDITOR OR COUNSEL
----------------------------------------------------------------------------------------------------------------------------------

Prepare responses to               Prepare, coordinate as necessary,    Identify the services to
major industry questionnaires.     and submit responses to              which the Funds report.
                                   the appropriate agency.              Provide information as requested.

FREQUENCY:  AS OFTEN
AS NECESSARY
-------------------------
MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
(CONT.)
-------------------------
Calculate periodic dividend        Calculate amounts available for      Establish and maintain dividend         C - Review dividend
rates to be declared in            distribution.  Coordinate review     and distribution policies.              resolutions in
accordance with management         by management and/or auditors.       Approve distribution rates              conjunction with
guidelines.                        Notify custody and transfer          per share and aggregate                 Board approval.
                                   agent of authorized dividend rates   amounts.  Obtain Board approval         A - Review and
                                   in accordance with Board approved    when required.                          concur with proposed
                                   policy.  Report dividends to Board                                           distributions
                                   as required.



FREQUENCY:  ACCORDING
TO DIVIDEND POLICY

Prepare disinterested              Summarize amounts paid during        Provide social security numbers
director/trustee Form              the calendar year to                 and current mailing address
1099-MISC.                         directors/trustees and other         for trustees and vendors.
                                   required vendors.  Prepare and       Review and approve information
                                   mail Form 1099-MISC.                 provided for Form 1099-MISC.

FREQUENCY:  ANNUALLY

Supervision of third               Supervise the quality of             Review and approve
party vendors to the Fund.         service and competitiveness          recommendations.
                                   of fees of certain fund
                                   vendors, including outside
                                   counsel, independent
                                   accountant and other vendors
                                   utilized by fund.

FREQUENCY:  ANNUALLY

                                       3


                                                                                 NOVEMBER 1, 1999
FUNCTION                           INVESTORS BANK & TRUST               SEIX INVESTMENT MANAGEMENT              SUGGESTED FUND
                                                                                                                AUDITOR OR COUNSEL
----------------------------------------------------------------------------------------------------------------------------------


FINANCIAL REPORTING
-------------------
Prepare financial                  Prepare selected portfolio           Review financial information.
information for                    and financial information
presentation to                    for inclusion in board material.
Fund Management and
Board of Directors.


FREQUENCY:  QUARTERLY

Prepare condensed financial        Prepare condensed month end          Review financial information.
information for review by          and year-to-date expense
Fund Management.                   information. Prepare selected
                                   portfolio information.

FREQUENCY:  MONTHLY

                                       4


                                                                                 NOVEMBER 1, 1999
FUNCTION                           INVESTORS BANK & TRUST               SEIX INVESTMENT MANAGEMENT              SUGGESTED FUND
                                                                                                                AUDITOR OR COUNSEL
----------------------------------------------------------------------------------------------------------------------------------


Coordinate the annual audit        Coordinate the creation of           Approve format and text as              A - Perform audit
and semi-annual preparation        templates reflecting                 standard.  Approve production           and issue opinion
and printing of financial          client-selected standardized         cycle and assist in                     on annual financial.
statements and notes with          appearance and text of financial     managing to the cycle.                  statements
management, fund accounting        statements and footnotes.            Coordinate review and approval          A/C - Review
and the fund auditors.             Draft and manage production cycle.   by portfolio managers of                reports.
                                   Coordinate with IBT fund accounting  portfolio listings to be
                                   the  electronic receipt of           included in financial statements.
                                   portfolio and general ledger         Prepare appropriate management
                                   information. Assist in resolution    letter and coordinate production
                                   of accounting issues.  Using         of Management Discussion and
                                   templates, draft financial           Analysis.  Review and approve
                                   statements, coordinate auditor       entire report.  Make appropriate
                                   and management review, and           representations in conjunction
                                   clear comments. Coordinate           with audit.
                                   printing of reports and EDGAR
                                   conversion with outside printer
                                   and filing with the
                                   SEC via EDGAR.

FREQUENCY:  SEMI-ANNUALLY

FINANCIAL REPORTING (CONT.)
---------------------------

Prepare and file Form N-SAR.       Prepare form for filing.             Provide appropriate responses.          C - Review initial
                                   Obtain any necessary supporting      Review and authorize filing.            filing.
                                   documents.  File with SEC via                                                A - Provide annual
                                   Edgar.                                                                       audit internal
                                                                                                                control letter to
                                                                                                                accompany the
                                                                                                                annual filing.


FREQUENCY:  SEMI-ANNUALLY

LEGAL
-----

                                       5

                                                                                NOVEMBER 1, 1999
FUNCTION                           INVESTORS BANK & TRUST               SEIX INVESTMENT MANAGEMENT              SUGGESTED FUND
                                                                                                                AUDITOR OR COUNSEL
----------------------------------------------------------------------------------------------------------------------------------

Prepare agenda and board           Maintain annual calendar of          Review and approve board                C - Review agenda,
materials for quarterly            required quarterly and               materials and board and                 resolutions, board
board meetings.                    annual approvals. Prepare            committee meeting minutes.              material and
                                   agenda, resolutions and other                                                board and committee
                                   board materials for quarterly                                                meeting minutes.
                                   board meetings.  Prepare                                                     Ensure BOD material
                                   supporting information and                                                   contains all
                                   materials when necessary.                                                    required
                                   Assemble, check and distribute                                               information that
                                   books in advance of meeting.                                                 the BOD must
                                   Attend board and committee                                                   review and/or
                                   meetings and prepare minutes.                                                approve to perform
                                                                                                                their duties as
                                                                                                                directors.

FREQUENCY:  QUARTERLY

Prepare amendments to              Prepare and coordinate the           Review and approve.                     A/C - Review and
Registration Statement.            filing of post-effective                                                     approve filings.
                                   amendments.  Coordinate with                                                 A/C - Provide
                                   outside printers the Edgar                                                   consents as
                                   conversion, filing with the                                                  appropriate.
                                   SEC and printing of prospectus.

FREQUENCY: ANNUAL UPDATE
(INCLUDES UPDATING
FINANCIAL HIGHLIGHTS,
EXPENSE TABLES, RATIOS)
PLUS ONE ADDITIONAL
FILING PER FISCAL YEAR


Prepare Prospectus/SAI             Prepare Prospectus and SAI           Review and approve.                     C - Review and
supplements.                       supplements.  File with                                                      approve
                                   the SEC via Edgar.  Coordinate                                               supplements.
                                   printing of supplements.

FREQUENCY:  AS OFTEN
AS REQUIRED


LEGAL (CONT.)
-------------

Preparation and filing             Accumulate capital stock             Review and approve filing.              A - Review
of 24f-2 Notice.                   information and draft Form                                                   informally when
                                   24f-2 Notice.  File                                                          requested
                                   approved Form with SEC via Edgar.
FREQUENCY:  ANNUALLY

                                       6


                                                                                NOVEMBER 1, 1999
FUNCTION                           INVESTORS BANK & TRUST               SEIX INVESTMENT MANAGEMENT              SUGGESTED FUND
                                                                                                                AUDITOR OR COUNSEL
----------------------------------------------------------------------------------------------------------------------------------

Proxy Material/Shareholder         Prepare drafts of proxy material     Review and approve proxy.               C - Review and
Meetings                           and file materials or coordinate                                             approve proxy.
                                   filing with SEC and coordinate
                                   printing.  Assist proxy
                                   solicitation firm and prepare
                                   scripts.  Attend meeting and
                                   prepare minutes.


FREQUENCY:  ONE PROXY
FILING PER FISCAL YEAR.

Assist in updating of              Make annual filing of                Obtain required fidelity bond
fidelity bond insurance            fidelity bond insurance              insurance coverage.  Monitor
coverage.                          material with the SEC.               level of fidelity bond
                                                                        insurance  maintained in
                                                                        accordance with required
                                                                        coverage.  Obtain
                                                                        appropriate E&O/D&O
                                                                        insurance coverage.

FREQUENCY:  ANNUALLY

Respond to                         Compile and provide                  Coordinate with regulatory              C - Provide
regulatory audits.                 documentation pursuant to            auditors to provide                     consultation
                                   audit requests.  Assist              requested documentation                 as needed.
                                   client in resolution of              and resolutions to inquiries.
                                   audit inquiries.



FREQUENCY:  AS NEEDED

BLUE SKY
--------

                                       7



                                                                                NOVEMBER 1, 1999
FUNCTION                           INVESTORS BANK & TRUST               SEIX INVESTMENT MANAGEMENT              SUGGESTED FUND
                                                                                                                AUDITOR OR COUNSEL
----------------------------------------------------------------------------------------------------------------------------------

Maintain effective                 Maintain records of fund             Identify states in which filings        C -  Provide
Blue Sky notification              sales for client designated          are to be made.                         consultation as
filings for states in              states via PW Blue2                  Identify exempt transactions to         needed on Blue
which Fund Management              compliance system.  File             transfer agent for appropriate          Sky issues.
intends to solicit                 annual notification                  exclusion from blue sky reporting.
sales of fund shares.              renewal documents and                                                        C - Provide
                                   annual sales reports.                                                        consultation on .
                                   File amendments to increase                                                  product and
                                   dollar amounts authorized for                                                institutional
                                   sales by funds, based upon                                                   exemptions
                                   client instruction.
                                   File notifications to states for
                                   new funds and/or classes, mergers
                                   and liquidations.  Provide periodic
                                   reports on state authorization
                                   amounts and sales amounts.  Determine
                                   state filing requirements by using
                                   CCH Blue Sky Law Reporter, ICI
                                   memoranda and state securities
                                   commission directives(both written
                                   and oral).


FREQUENCY:  ON-GOING

File amendments to registration    File updated registration            Inform IBT of filings prior             C - Provide .
statement with the applicable      statements, prospectuses,            to SEC filing.                          consultation as
state securities commissions in    SAIs, supplements thereto,                                                   needed on Blue Sky
coordination with SEC filing.      and annual reports to                                                        filing issues
FREQUENCY:  ANNUAL UPDATES         shareholders upon
(INCLUDES REGISTRATION STATEMENT,  approval/authorization
PROSPECTUS, SAI) PLUS ONE          by client.
ADDITIONAL FILING PER FISCAL YEAR

TAX
----

                                       8



                                                                                NOVEMBER 1, 1999
FUNCTION                           INVESTORS BANK & TRUST               SEIX INVESTMENT MANAGEMENT              SUGGESTED FUND
                                                                                                                AUDITOR OR COUNSEL
----------------------------------------------------------------------------------------------------------------------------------

Prepare income tax                 Calculate investment company         Provide transaction information         A - Provide
provisions.                        taxable income, net tax exempt       as requested.  Identify Passive         consultation as
                                   interest, net capital gain and       Foreign Investment Companies (PFICs).   needed in
                                   spillback dividend requirements.     Approve tax accounting positions        establishing
                                   Identify book-tax accounting         to be taken.  Approve provisions.       positions to be
                                   differences.  Track required                                                 taken in tax
                                   information relating to                                                      treatment of
                                   accounting differences.                                                      particular issues.
                                                                                                                Perform review in
                                                                                                                conjunction with
                                                                                                                the year-end audit.

FREQUENCY:  ANNUALLY

Calculate excise tax               Calculate required distributions     Provide transaction information as      A - Provide
distributions                      to avoid imposition of excise tax.   requested.  Identify Passive Foreign    consultation as
                                       - Calculate capital gain net     Investment Companies (PFICs).           needed in
                                         income and foreign currency    Approve tax accounting positions to     establishing
                                         gain/loss through October 31.  be taken.  Review and approve all       positions to be
                                       - Calculate ordinary income      income and distribution                 taken in tax
                                         and distributions through      calculations, including projected       treatment of
                                         a specified cut off date.      income and dividend shares.             particular issues.
                                       - Project ordinary income        Approve distribution rates per          Review and concur
                                         from cut off date to           share and aggregate amounts.            with proposed
                                         December 31.                   Obtain Board approval when required     distributions per
                                       - Ascertain dividend shares.                                             share.
                                   Identify book-tax accounting
                                   differences.  Track required
                                   information relating to accounting
                                   differences.  Coordinate review by
                                   management and fund auditors.
                                   Notify custody and transfer agent
                                   of authorized dividend rates in
                                   accordance with Board approved
                                   policy.  Report dividends to Board
                                   as required.

FREQUENCY:  ANNUALLY

TAX (CONT.)
-----------

                                       9




                                                                                NOVEMBER 1, 1999
FUNCTION                           INVESTORS BANK & TRUST               SEIX INVESTMENT MANAGEMENT              SUGGESTED FUND
                                                                                                                AUDITOR OR COUNSEL
----------------------------------------------------------------------------------------------------------------------------------

Prepare tax returns                Prepare excise and RIC tax returns.  Review tax returns.                     A - Review and sign
                                   Prepare applicable state tax                                                 tax return as
                                   returns, including Maryland Form                                             preparer.
                                   500, Maryland Form 1, New York
                                   CT-3 and New York City Tax Return.
                                   Fund officer signs tax returns.


FREQUENCY:  ANNUALLY

Prepare Form 1099-DIV              Obtain yearly distribution           Review and approve information
                                   information.  Calculate 1099-DIV     provided for Form 1099-DIV.
                                   reclasses and coordinate with
                                   transfer agent.


FREQUENCY:  ANNUALLY



Prepare other year-end             Obtain yearly income distribution    Review and approve information
tax-related disclosures            information.  Calculate disclosures  provided.
                                   (i.e., dividend received deductions,
                                   foreign tax credits, tax-exempt
                                   income, income by jurisdiction) and
                                   coordinate with transfer agent.



FREQUENCY:  ANNUALLY


                                                               NOVEMBER 1, 1999







Review and Approval

The attached Summary of Administration Functions has been reviewed and represents the services currently being provided.




_________________________________________________________
Signature of IBT Mutual Fund Administration Director/Date


__________________________________________________________
Signature of Authorized Client Representative/Date

                                   APPENDIX C


                               SAMCO FUNDS, INC.
                                 FEE SCHEDULE*
                                NOVEMBER 1, 1999



A. MUTUAL FUND ADMINISTRATION SERVICES

Seven (7) basis point charges will be applied to all assets for which Investors Bank acts as Administrator.

o The Fund will also commit to a Minimum Annual Fee for the current SAMCO Fund relationship of $50,000 for the first year of the new Agreement (11/1/99 - 10/31/00). In the second year of the new agreement, the minimum for the two funds will increase to $62,500.00 and in the third year to $75,000.

o    Any new Portfolios will be subject to the same  Administration Fee of seven
     (7) basis points, subject to the minimums detailed below.

o A new fund launched in the first year of the contract (11/1/99-10/31/00) would cause the Minimum Annual Fee Requirement for the Fund Family to increase by $15,000.

o A new fund launched in the second year of the contract (11/1/00-10/31/01) would cause the Minimum Annual Fee Requirement for the Fund Family to increase by an additional $20,000.

o A new fund launched in the third year of the contract (11/1/01-10/31/02) would cause the Minimum Annual Fee Requirement for the Fund Family to increase by an additional $25,000.

o If a second new Fund is launched in any year of the contract, (i.e. 2 new funds in one fiscal or contract year) the Minimum Annual Fee Requirement for the Fund Family would increase by an additional $25,000. (over and above the increase in the Min. Annual Fee Requirement incurred by the first new fund.)


B. OUT-OF-POCKET CHARGES

   These charges consist of:
   - Printing, Delivery & Postage    - Edgar Filings
   - Forms and Supplies              - Data Transmissions
   - Travel expenses when incurred
     on official Fund business
   - Customized Reporting & Interfaces
   - Storage Costs for hard copy
     Fund records

C. SYSTEMS
The details of any systems work will be determined after a thorough business analysis. Systems work will be billed on a time and materials basis.


D. PAYMENT These fees will be charged against the fund's custodial account 5 business days after month end.


* THE FEE SCHEDULE ASSUMES MONTHLY BILLING AND EXECUTION OF INVESTORS BANK'S STANDARD CONTRACTUAL AGREEMENTS FOR A MINIMUM OF THREE(3) YEARS.